EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Storage Computer Corporation

Nashua, New Hampshire

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-48987, and No. 333-69536, and No. 333-31207) of our audit report dated February 21, 2003, relating to the consolidated financial statements of Storage Computer Corporation appearing in the Company’s Annual report on Form 10-K for the year ended December 31, 2003.

/s/ BDO SEIDMAN, LLP

Boston, Massachusetts

April 14, 2004